UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008 (March 3, 2008)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2008 the Compensation Committee of the Board of Directors of WellPoint, Inc. established the following items with respect to the compensation of each of the executive officers of WellPoint identified in the table below:

Executive Officer	2008 Salary	2008 Stock Option Grant (#)[1]	2008 Restricted Stock Unit Grant (#)		2008 Annual Incentive Plan Target Percentage[4]
Angela F. Braly	$1,144,000	270,849	33,850	[2]	130%
Wayne S. DeVeydt	$636,000	72,809	29,100	[3]	85%

[1]

The 2008 Stock Option Grants were made on March 3, 2008 at an exercise price equal to the fair market value based on the closing market value of WellPoint’s common stock on the New York Stock Exchange on March 3, 2008 (which was $70.80). All options will vest in six equal semi-annual installments over three years beginning September 3, 2008.

[2]

The 2008 Restricted Stock Unit Grants were made on March 3, 2008. The restricted stock units will vest in three equal annual installments over three years beginning March 3, 2009, provided that the Return on Equity for 2008 exceeds the Return on Equity for 2007, after funding the Restricted Stock Unit Grants for all participants.

[3]

The 2008 Restricted Stock Unit Grants were made on March 3, 2008. 9,100 restricted stock units will vest in three equal annual installments over three years beginning March 3, 2009, provided that the Return on Equity for 2008 exceeds the Return on Equity for 2007, after funding the Restricted Stock Units Grants for all participants. The remaining 20,000 restricted stock units will vest 50% on March 3, 2010 and 25% each on March 3, 2011 and March 3, 2012, provided that the Return on Equity for 2008 exceeds the Return on Equity for 2007.

[4]

The 2008 Annual Incentive Plan Target Percentage represents the percentage of 2008 Annual Salary which may be earned by the Named Executive Officer as 2008 Annual Incentive Plan compensation based upon the achievement of specified performance measures. The performance measures and the weight of such measures are as follows: adjusted diluted Earnings Per Share (90%); Member Health Index (5%); and, Service Excellence (5%). Executives are eligible for a payment equal to 100% of target for target performance and 200% of target for maximum performance; provided, however, based on individual performance, the award may be adjusted up by as much as 100% of their target percentage and all of the award may be adjusted down to zero. If participants’ awards are adjusted up for individual performance, then the awards for other participants must be adjusted down such that the aggregate amount of awards granted to all participants is no more than the aggregate amount of awards that would have been granted to all participants without any adjustments for individual performance. The maximum payout to Ms. Braly and Mr. DeVeydt is (i) 180% of target based on target performance, and (ii) 260% of target based on maximum performance.

Section 9—Financial Statements and Exhibits.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibit is being filed herewith:

Exhibit No.	Exhibit
99.1	Form of Restricted Stock Unit Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2008

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	Executive Vice President and General Counsel

3